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                                                                       EXHIBIT J


CONSENT OF INDEPENDENT AUDITORS

Seligman Time Horizon/Harvester Series, Inc.:

We consent to the use in Pre-Effective Amendment No. 2 to Registration Statement No. 333-85111 of our report dated December 16, 1999 and to the reference to us under the caption "General Information", both of which appear in the Statement of Additional Information, which is part of such registration statement.



Deloitte & Touche LLP
New York, New York
December 16, 1999